Exhibit 99.1

Zoned Properties Reports Fourth Quarter and Full-Year 2020 Financial Results

SCOTTSDALE, Ariz., March 30, 2021 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company”) (OTCQB: ZDPY), a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for the regulated cannabis industry, positioning the Company for real estate investments and revenue growth, today announced its financial results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter and Full-Year 2020 Company Highlights

●	Zoned Properties successfully leveraged its Arizona property portfolio to receive a commitment of at least $8 million from our significant tenant, to be applied toward infrastructure expansion. To date, nearly $8 million has been invested into the expansion projects located in Arizona, primarily in Chino Valley. Development and delivery of the current expansion is in its final stages of completion, with anticipated operational readiness by the end of the second quarter of 2021. The completion of operational readiness at Chino Valley triggers an amendment to the lease, which Zoned Properties anticipates will lead to a material increase in rental revenue when completed.

●	Zoned Properties completed an initial $100,000 strategic investment into national cannabis retail franchisor, The Open Dør, and then increased its investment to $200,000 subsequent to year-end. Zoned Properties will benefit both directly and indirectly from this investment as the Company will receive a portion of all initial franchise fees and renewal fees and may convert its investment for up to a 33% equity stake in the franchisor organization. Zoned Properties also anticipates playing a significant role in real estate operations and investments as the franchisor’s real estate partner.

●	The Company advanced many of its existing and new growth divisions, and expects to have material updates in the coming months. Existing and new growth divisions include the Company’s Advisory Services, Brokerage Services, Franchise Services, and Real Estate Data Services.

●	In Arizona and across the nation, the advancement of regulated cannabis legislation reflects the overwhelming support from the majority of American voters for the regulated cannabis industry.

Full-Year 2020 Financial Results

●	Revenues were $1.22 million for the year ended December 31, 2020, compared to $1.26 million for the year ended December 31, 2019.

●	Operating expenses were $1.18 million for the year ended December 31, 2020, compared to $1.26 million for the year ended December 31, 2019.

●	Cash provided by operating activities was $170,000 for the year ended December 31, 2020 compared to $285,000 for the year ended December 31, 2019. This decrease was primarily attributable to the abatement of base rent payments in April and May 2020.

●	The Company had cash of $699,000 as of December 31, 2020, compared to $640,000 as of December 31, 2019, continuing positive cash-flow.

Fourth Quarter 2020 Financial Results

●	Revenues were $309,000 for the quarter ended year ended December 31, 2020, compared to $320,000 for the quarter ended December 31, 2019.

●	Operating expenses were $268,000 for the quarter ended year ended December 31, 2020, compared to $309,000 for the quarter ended December 31, 2019.

●	For the quarter ended December 31, 2020, the Company had net income of $12,000 as compared to a net loss of $19,000 for the quarter ended December 31, 2019.

●	The Company had cash of $699,000 as of December 31, 2020, compared to $578,000 as of September 30, 2020, continuing positive cash-flow.

“Our team at Zoned Properties has been positioning the Company as a leading real estate development firm for emerging and highly regulated industries, specifically focusing on the regulated cannabis industry. We are redefining the approach to commercial real estate development in these regulated sectors through our value-driven service offerings that have been built out of necessity to support an evolving and increasingly complex business landscape,” commented Bryan McLaren, Chief Executive Officer. “We believe that this growth strategy has positioned Zoned Properties to drive a strong pipeline of investment opportunities that few other organizations will be able to provide. These growth and investment opportunities are the result of our direct involvement in regulated projects and our multilayered approach to high-growth real estate opportunities and purpose-built solutions.”

“We are developing a full spectrum of integrated services for our strategic real estate development and investment model; and believe that Advisory Services, Brokerage Services, Franchise Services, and Data Services related to real estate development can cross-pollinate within the Zoned Properties business model to drive value and opportunity. We thank our clients, our partners, and our shareholders for their commitment and confidence in our team and we could not be more excited about rewarding them as we continue to execute on the growth drivers within this new flywheel growth strategy for the Zoned Properties community,” McLaren added.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to provide real estate and sustainability services for clients in the regulated cannabis industry, positioning the company for real estate investments and revenue growth. We intend to pioneer sustainable development for emerging industries, including the regulated cannabis industry. We are an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. We focus on investing capital to acquire and develop commercial properties to be leased on a triple-net basis, and engaging clients that face zoning, permitting, development, and operational challenges. We provide development strategies and advisory services that could potentially have a major impact on cash flow and property value. We do not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”).

Website: www.ZonedProperties.com

Twitter: @ZonedProperties

LinkedIN: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants and their customers and will remain open pursuant to state and local government requirements. We did not experience in 2020, and we do not foresee in 2021, any material changes to our operations from COVID-19. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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